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                                                                      Exhibit 23
                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 9, 2000, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1999 and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche LLP
Midland, Michigan
February 6, 2001